Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED MARCH 31, 2013

ANGLETON, TX, APRIL 25, 2013 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the first quarter which ended March 31, 2013.

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Net sales (in millions)	$542	$634	$593
Net income (in millions)	$11	$18	$6
Net income – non-GAAP (in millions)	$12	$18	$14
Diluted EPS	$0.21	$0.33	$0.10
Diluted EPS – non-GAAP	$0.22	$0.33	$0.25
Operating margin (%)	2.6%	3.9%	1.3%
Operating margin – non-GAAP (%)	2.7%	3.7%	3.0%

“First quarter revenues and earnings were in line with our expectations,” said Gayla J. Delly, the Company’s Chief Executive Officer. “These results were driven by our teams’ continued ability to execute effectively in the current uncertain global economic environment. Against these headwinds, contributions from new program ramps, operational excellence and strength in new program wins provide good momentum for future growth. As we look ahead, we expect second quarter revenues in the range of $560 million to $590 million and diluted earnings per share (excluding restructuring and Thailand flood related items) between $0.25 and $0.30.”

First Quarter 2013 Highlights

•	Revenue of $542 million included the anticipated softness in the computing and related products industry sector.
•	Non-GAAP diluted earnings per share of $0.22 was slightly above our expectations reflecting a favorable mix and effective management of new program ramps.
•	Cash flows provided by operating activities for Q1 2013 were approximately $49 million. There were no Thailand flood insurance recoveries during Q1 2013 and the recovery process with our insurance carriers is ongoing.
•	Cash and long-term investments balance was $427 million at March 31, 2013.
•	Accounts receivable was $419 million at March 31, 2013; calculated days sales outstanding were 69 days compared to 65 days at December 31, 2012 and 72 days at March 31, 2012.
•	Inventory was $321 million at March 31, 2013; inventory turns were 6.3 times compared to 7.3 at December 31, 2012 and 5.5 at March 31, 2012.
•	Repurchases of common shares for the first quarter totaled $12 million or 680 thousand shares.

First Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended March 31, 2013, December 31, 2012 and March 31, 2012.

	March 31,	December 31,	March 31,
	2013	2012	2012
Computers and related products for business
enterprises	25%	33%	31%
Industrial control equipment	30	27	27
Telecommunication equipment	26	25	25
Medical devices	13	10	9
Testing and instrumentation products	6	5	8
	100%	100%	100%

Second Quarter 2013 Outlook

•	Revenue between $560 and $590 million.
•	Diluted earnings per share between $0.25 and $0.30 (excluding restructuring and Thailand flood related items).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in nine countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “against these headwinds, our contributions from new program ramps, operational excellence and strength in new program wins provide good momentum for future growth”, our sales and diluted earnings per share (excluding special items) guidance for the second quarter of 2013, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2012, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three months ended
	March 31,
	2013	2012

Income from operations (GAAP)	$13,993	$7,825
Restructuring charges	442	(36)
Thailand flood related charges, net of insurance	-	10,218
Non-GAAP income from operations	$14,435	$18,007

Net income (GAAP)	$11,487	$5,598
Restructuring charges, net of tax	399	(126)
Thailand flood related charges, net of insurance and tax	-	9,002
Non-GAAP net income	$11,886	$14,474

Earnings per share: (GAAP)
Basic	$0.21	$0.10
Diluted	$0.21	$0.10

Earnings per share: (Non-GAAP)
Basic	$0.22	$0.25
Diluted	$0.22	$0.25

Weighted-average number of shares used in calculating earnings per share:
Basic	54,796	57,484
Diluted	55,150	57,853

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three months ended
	March 31,
	2013	2012
Sales	$542,444	$593,417
Cost of sales	505,610	552,909
Gross profit	36,834	40,508
Selling, general and administrative expenses	22,399	22,501
Restructuring charges	442	(36)
Thailand flood related charges, net of insurance	-	10,218
Income from operations	13,993	7,825
Interest expense	(459)	(325)
Interest income	414	378
Other income, net	316	366
Income before income taxes	14,264	8,244
Income tax expense	2,777	2,646
Net income	$11,487	$5,598

Earnings per share:
Basic	$0.21	$0.10
Diluted	$0.21	$0.10

Weighted-average number of shares used in calculating earnings per share:
Basic	54,796	57,484
Diluted	55,150	57,853

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$416,854	$384,579
Accounts receivable, net	418,633	459,081
Inventories, net	320,605	324,041
Other current assets	43,542	46,490
Total current assets	1,199,634	1,214,191
Long-term investments	10,291	10,324
Property, plant and equipment, net	173,351	176,104
Goodwill, net	37,912	37,912
Other, net	61,589	62,946
Total assets	$1,482,777	$1,501,477

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$517	$497
Accounts payable	251,072	260,622
Accrued liabilities	56,110	69,396
Total current liabilities	307,699	330,515
Capital lease obligations, less current installments	9,971	10,103
Other long-term liabilities	22,027	21,334
Shareholders’ equity	1,143,080	1,139,525
Total liabilities and shareholders’ equity	$1,482,777	$1,501,477